FOR IMMEDIATE RELEASE
ExactTarget Announces Third Quarter 2012 Results

Third Quarter Revenue Increased 35% Year-Over-Year to $74.7 million, Company Raises Full-Year Outlook

INDIANAPOLIS (Nov. 8, 2012) – ExactTarget (NYSE:ET), a global provider of cross-channel interactive marketing software-as-a-service solutions, announced results today for the third quarter ended September 30, 2012.
“ExactTarget's record third quarter revenue of $74.7 million represents 35 percent year-over-year growth and reflects our expanding market leadership and success in helping organizations transform their businesses through digital marketing," said Scott Dorsey, ExactTarget co-founder and chief executive officer. "With our strong revenue growth, two strategic acquisitions in October and record-setting Connections conference, our momentum continues to build, and we are pleased to raise our outlook for full-year 2012."
Third Quarter 2012 Financial Highlights:
Three Months Ended September 30, 2012:

•	Revenue: $74.7 million, a 35 percent increase compared to the third quarter of 2011. Non-U.S. revenue was $14.1 million, an 80 percent increase compared to the third quarter of 2011.

•	Recurring Subscription Revenue: $57.9 million (excludes $1.3 million of revenue related to utilization above the contracted level), a 36 percent increase compared to the third quarter of 2011.

•
Net (Loss) / Income: $(0.7) million compared to $(22.3) million in the third quarter of 2011. The third quarter of 2011 included tax expense of $14.7 million related to a full valuation allowance on deferred tax assets. Net (Loss) / Income attributable to common stockholders for the third quarter of 2012 was $(0.01) per share on a basic and diluted basis, compared to $(2.55) per share on a basic and diluted basis for the third quarter of 2011.

•
Adjusted Net (Loss) / Income: $2.3 million, or $0.03 per share on a basic basis and diluted basis, after adjusting for stock-based compensation and amortization of intangibles, compared to $(20.1) million, or $(2.30) per share on a basic and diluted basis, in the third quarter of 2011. The third quarter of 2011 included tax expense of $14.7 million related to a full valuation allowance on deferred tax assets.

•	Operating Cash Flow: $6.8 million compared to $2.4 million in the third quarter of 2011.

•	Adjusted EBITDA: $7.7 million compared to $(0.9) million in the third quarter of 2011.
Recent Business Highlights:

•
Completed the acquisition of privately-held business-to-business marketing automation provider Pardot, LLC, expanding ExactTarget's product suite with Pardot's solution to create, deploy and manage online lead nurturing campaigns through integrations with salesforce.com, Microsoft Dynamics CRM, NetSuite and SugarCRM.

•
Completed the acquisition of privately-held Web personalization provider iGoDigital, expanding ExactTarget's product suite with iGoDigital's advanced product recommendations solutions and predictive analytics to power cross-channel personalization and optimization.

•	Unveiled MobilePush, the first enterprise application to integrate push notifications into cross-channel digital marketing with advanced reporting, analytics and cross-channel integration.

•
Announced the expansion of ExactTarget's Fuel platform, enabling developers and technology providers to build upon and integrate with ExactTarget's suite of cross-channel marketing and automation applications.

•
Announced the addition of a French language user interface for ExactTarget's suite of digital marketing products, enabling marketers to access ExactTarget applications in their native language or toggle between English, Brazilian Portuguese, German and French with a simple click.

•	Expanded the company's global footprint with a new office in Paris in October and the announcement of a new office in Stockholm that is expected to open in the fourth quarter 2012.

•
Hosted more than 4,000 of the world's top marketers at Connections 2012. The three-day event featured addresses from Michael J. Fox, illusionist David Blaine and executives from Twitter, LinkedIn, Foursquare Forrester and others.

Business Outlook:
As of November 8, 2012, ExactTarget is issuing guidance for the fourth quarter 2012 and increasing its outlook for full-year 2012 as follows:

•	Fourth Quarter 2012:

◦	Adjusted Revenue: expected to be $79.0 million to $80.0 million. Adjusted Revenue excludes the impact of adjusting deferred revenue to fair value under purchase accounting.

◦
Adjusted Net (Loss) / Income: expected to be $(12.5) million to $(13.5) million. Adjusted Net (Loss) / Income excludes the effects of stock-based compensation expense, amortization of intangibles, and the impact of adjusting deferred revenue to fair value under purchase accounting.

◦
Adjusted Net (Loss) / Income per Share: expected to be $(0.18) per share to $(0.20) per share on a basic and diluted basis (non-GAAP) assuming weighted average shares outstanding of approximately 68 million shares.

•	Full Year 2012:

◦
Adjusted Revenue: expected to be $287.0 million to $288.0 million, an increase over prior guidance of $277.0 million to $280.0 million.  Adjusted Revenue excludes the impact of adjusting deferred revenue to fair value under purchase accounting.

◦
Adjusted Net (Loss) / Income: expected to be $(12.0) million to $(13.0) million, an improvement over previous guidance when incorporating the effect of the previously announced acquisitions. Adjusted Net (Loss) / Income excludes the effects of stock-based compensation expense, amortization of intangibles, and the impact of adjusting deferred revenue to fair value under purchase accounting.

◦
Adjusted Net (Loss) / Income per Share: expected to be $(0.22) per share to $(0.24) per share on a basic and diluted basis (non-GAAP), an improvement over previous guidance when incorporating the effect of the previously announced acquisitions. This assumes weighted average shares outstanding of approximately 53 million to 54 million shares.

Conference Call Information
What:             ExactTarget Third Quarter 2012 Financial Results Conference Call
When:            Thursday, November 8, 2012
Time:               5 p.m. Eastern
866.713.8565 (Domestic)
617.597.5324 (International)
Webcast:        www.ExactTarget.com/Investor (Live and Replay)
Replay:        888.286.8010, Conference ID 50057326 (Domestic)
617.801.6888, Conference ID 50057326 (International)
NOTE: Audio replay will be available until November 15, 2012
About ExactTarget
ExactTarget is a leading global provider of cross-channel interactive marketing software-as-a-service solutions that empower organizations of all sizes to communicate with their customers through email, mobile, social media and websites. ExactTarget’s powerful suite of integrated applications enable marketers to plan, automate, deliver and optimize data-driven interactive marketing and real-time communications to drive customer engagement, increase sales and improve return on marketing investment. Headquartered in Indianapolis, Indiana with offices across North America and in Europe, South America and Australia, ExactTarget trades on the New York Stock Exchange under the ticker symbol “ET.” For more information, visit www.ExactTarget.com.

Website Information
We routinely post important information for investors on our website www.ExactTarget.com in the "Investor Relations" section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation Fair Disclosure. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures
This press release includes information about non-GAAP, Adjusted Revenue, Adjusted EBITDA, Adjusted Net (Loss) / Income and Adjusted Net (Loss) / Income per Share. We believe these measures provide important supplemental information regarding our operating performance and are often used by investors and analysts in their evaluation of companies such as ours. In addition, we use Adjusted EBITDA as a key measurement of our operating performance because it assists us in comparing our operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted Revenue is calculated as GAAP revenue plus the impact of adjusting deferred revenue to fair value under purchase accounting. Adjusted EBITDA is calculated as Net (Loss) / Income before (1) other (income) expense, which includes interest income, interest expense and other income and expense, (2) income tax expense (benefit), (3) depreciation and amortization of property and equipment, (4) amortization of intangible assets, (5) stock-based compensation, and (6) the impact of adjusting deferred revenue to fair value under purchase accounting. Adjusted Net (Loss) / Income is calculated as Net (Loss) / Income before (1) amortization of intangible assets, (2) stock-based compensation, and (3) the impact of adjusting deferred revenue to fair value under purchase accounting. Adjusted Net (Loss) / Income per Share is calculated as Adjusted Net (Loss) / Income divided by weighted average shares outstanding on a GAAP basis. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Adjusted Revenue, Adjusted Net (Loss) / Income and Adjusted EBITDA reflect an additional way of viewing aspects of our operations that we believe, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.

Safe Harbor Statement
This press release contains forward-looking statements about expected financial metrics such as Adjusted Revenue, Adjusted Net (Loss) / Income and Adjusted Net (Loss) / Income per Share. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating performance; attracting and retaining clients; defects or errors in the company’s solutions; unexpected decrease in clients’ use of email; ability to gain customer acceptance of cross-channel marketing; changes in domestic and international data privacy regulations; compromises of the company’s security measures; infrastructure scalability; third-party hardware and software; competition; the company’s ability to hire, retain and motivate employees and manage the company’s domestic and international growth; successful client deployment and utilization of the company’s existing and future solutions; changes in the company’s sales cycle; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; interest rates; and general developments in the economy, financial markets, and credit markets. Further information on these and other factors that could affect the company’s financial results is included in the Registration Statements on Form S-1 we filed earlier in 2012 in connection with our initial public and follow on offerings as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.ExactTarget.com/investor.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. ExactTarget, Inc. assumes no obligation and does not intend to update these forward-looking statements.

Media Contact:
Kari Brownsberger (Finn Partners) 312.329.3980 or MediaRelations@ExactTarget.com

Investor Contact:
Mitch Frazier (ExactTarget) – 317.275.5034 or Investor@ExactTarget.com

EXACTTARGET, INC.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands, except share data)

	As of September 30, 2012	As of December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$212,019	$60,705
Accounts receivable, net	51,597	43,380
Prepaid expenses and other current assets	17,303	11,186
Total current assets	280,919	115,271
Property and equipment, net	60,422	54,616
Goodwill	18,279	18,447
Other non-current assets	4,917	4,950
Total assets	$364,537	$193,284
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$7,607	$8,124
Accrued liabilities	15,856	10,725
Accrued compensation and related expenses	13,282	14,167
Current portion of long-term obligations and other	1,446	4,787
Deferred revenue	48,829	39,273
Total current liabilities	87,020	77,076
Long-term portion of debt	—	13,333
Other non-current liabilities	5,554	5,134
Total liabilities	$92,574	$95,543
Redeemable convertible preferred stock:
Series E, Series F, and Series G redeemable convertible preferred stock at respective redemption value. Authorized 4,912,646 shares; issued and outstanding no shares and 4,912,646 at September 30, 2012, and December 31, 2011, respectively;	$—	$63,000
Stockholders’ equity:
Common stock, $0.0005 par value. Authorized 300,000,000 shares; Issued and outstanding 67,128,612 and 9,042,346 shares at September 30, 2012 and December 31, 2011, respectively;	34	5
Additional paid in capital	427,128	17,031
Series A, Series B, and Series D preferred stock, at respective issuance date fair value. Authorized 10,000,000 and 18,554,573 shares at September 30, 2012 and December 31, 2011, respectively; issued and outstanding no shares and 18,554,573 at September 30, 2012 and December 31, 2011, respectively;	—	164,894
Accumulated other comprehensive loss	(1,055)	(1,051)
Accumulated deficit	(154,144)	(146,138)
Total stockholders' equity	271,963	34,741
Total liabilities and stockholders' equity	$364,537	$193,284

EXACTTARGET, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Subscription	$59,188	$45,187	$165,438	$122,988
Professional services	15,467	9,936	42,592	24,997
Total revenue	74,655	55,123	208,030	147,985
Cost of revenue:
Subscription (1,2)	13,492	10,487	38,922	28,489
Professional services (1)	11,235	7,824	33,454	21,106
Total cost of revenues	24,727	18,311	72,376	49,595
Gross profit	49,928	36,812	135,654	98,390
Operating expenses:
Sales and marketing (1,2)	26,647	25,637	79,227	68,224
Research and development (1)	13,813	11,760	36,646	30,151
General and administrative (1,2)	10,189	6,901	27,435	18,082
Total operating expenses	50,649	44,298	143,308	116,457
Operating loss	(721)	(7,486)	(7,654)	(18,067)
Other expense, net	—	(94)	(352)	(683)
Loss before taxes	(721)	(7,580)	(8,006)	(18,750)
Income tax expense	—	14,742	—	10,540
Net loss	$(721)	$(22,322)	$(8,006)	$(29,290)

Net loss per common share - basic and diluted	$(0.01)	$(2.55)	$(0.16)	$(3.38)
Weighted average number of common shares outstanding - basic and diluted	66,337,436	8,766,854	49,072,974	8,664,639
(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenue - subscription	$59	$104	$264	$271
Cost of revenue - professional services	260	201	727	527
Sales and marketing	754	644	2,302	1,644
Research and development	486	337	1,266	1,010
General and administrative	1,212	644	3,165	1,490
Total stock-based compensation	$2,771	$1,930	$7,724	$4,942
(2) Includes intangible asset amortization expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenue - subscription	$75	$75	$225	$225
Sales and marketing	118	95	382	239
General and administrative	76	102	288	368
Total intangible amortization expense	$269	$272	$895	$832

EXACTTARGET, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(721)	$(22,322)	$(8,006)	$(29,290)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,616	4,632	16,115	12,233
Lease incentives received from lessor	—	—	134	273
Provision for doubtful accounts	344	(88)	1,577	650
Stock-based compensation	2,771	1,930	7,724	4,942
Change in deferred taxes	—	14,743	—	10,540
Other	—	4	38	76
Changes in operating assets and liabilities:
Accounts receivable, net	(9,589)	(7,855)	(9,443)	(8,739)
Prepaid expenses and other assets	(3,704)	(2,427)	(6,254)	(4,601)
Accounts payable and accrued liabilities	6,172	7,466	4,419	9,621
Accrued compensation and related expenses	1,018	2,760	(912)	3,160
Deferred revenue	4,888	3,575	9,358	2,975
Net cash provided by operating activities	6,795	2,418	14,750	1,840

Cash flows from investing activities:
Business combination	—	(2,710)	(806)	(2,710)
Purchases of property and equipment	(10,425)	(14,289)	(19,544)	(28,033)
Net cash used in investing activities	(10,425)	(16,999)	(20,350)	(30,743)

Cash flows from financing activities:
Repayments on capital leases	(199)	(302)	(587)	(627)
Net proceeds (payments) on term loan and revolving line of credit	—	9,189	(16,667)	7,523
Proceeds from issuance of common stock from option exercises	3,981	115	4,801	186
Payments of contingent consideration	—	—	(456)	(1,394)
Proceeds from issuance of preferred stock, net of issuance costs	—	—	—	29,962
Proceeds from issuance of common stock, net of issuance costs	—	—	169,709	—
Net cash provided by financing activities	3,782	9,002	156,800	35,650
Effect of exchange rate changes on cash and cash equivalents	312	(202)	114	(1)
Increase (decrease) in cash and cash equivalents	464	(5,781)	151,314	6,746
Cash and cash equivalents, beginning of the period	211,555	35,331	60,705	22,804
Cash and cash equivalents, end of the period	$212,019	$29,550	$212,019	$29,550

EXACTTARGET, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net loss	$(721)	$(22,322)	$(8,006)	$(29,290)
Stock-based compensation	2,771	1,930	7,724	4,942
Amortization of intangible assets	269	272	895	832
Adjusted net (loss) / income	2,319	(20,120)	613	(23,516)

Income tax expense	—	14,742	—	10,540
Depreciation and amortization of property and equipment	5,347	4,360	15,220	11,401
Other expense, net	—	(94)	(352)	(683)
Adjusted EBITDA	$7,666	$(924)	$16,185	$(892)

Adjusted net (loss) / income per share - basic	$0.03	$(2.30)	$0.01	$(2.71)
Adjusted net (loss) / income per share - diluted	$0.03	$(2.30)	$0.01	$(2.71)
Weighted average shares outstanding used in computing per share amounts - basic	66,337,436	8,766,854	49,072,974	8,664,639
Weighted average shares outstanding used in computing per share amounts - diluted	71,462,770	8,766,854	68,440,521	8,664,639